                                                                    EXHIBIT 10.3

                         ASSIGNMENT OF LEASES AND RENTS
                         ------------------------------


     THIS ASSIGNMENT OF LEASES AND RENTS (this "Assignment") made as of the 13th day of September, 1995, is by WASHINGTON TOWNE APARTMENTS, L.L.C., a Georgia limited liability company ("Assignor'), whose address is 2420 Heaton Drive, East Point, Georgia in favor of FIRST UNION NATIONAL BANK OF NORTH CAROLINA, a national banking association ("Assignee"), whose address is One First Union Center, TW-8, Charlotte, North Carolina 28288.

                              W I T N E S S E T H:
                              - - - - - - - - - -

     THAT, WHEREAS, Assignor has executed that certain Promissory Note dated of even date herewith (the "Note"), payable to the order of Assignee in the stated principal amount of One Million Seven Hundred Fifty Thousand and No/100 Dollars ($1,750,000.00); and

     WHEREAS, the Note is secured by that certain Deed to Secure Debt and Security Agreement dated of even date herewith (the "Security Deed"), from Assignor, as grantor, to Assignee, as grantee, encumbering that certain real property situated in the City of East Point, County of Fulton, State of Georgia as is more particularly described on Exhibit A attached hereto and incorporated
                                      ---------
herein this reference and all buildings and other improvements now or hereafter located thereon (collectively, the "Improvements") (said real property and the Improvements are hereinafter sometimes collectively referred to as the "Property"); and

     WHEREAS, Assignor is desirous of further securing to Assignee the performance of the terms, covenants and agreements hereof and of the Note, the Security Deed and each other document evidencing, securing, guaranteeing or otherwise relating to the indebtedness evidenced by the Note (the Note, the Security Deed and such other documents, as each of the foregoing may from time to time be amended, consolidated, renewed or replaced, being collectively referred to herein as the "Loan Documents").

     NOW, THEREFORE, in consideration of the making of the loan evidenced by the Note by Assignee to Assignor and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby irrevocably, absolutely and unconditionally transfer, sell, assign, pledge and convey to Assignee, its successors and assigns, all of the right, title and interest of Assignor in and to:

     (a) any and all leases, licenses, rental agreements and occupancy agreements of whatever form now or hereafter affecting all or any part of the Property and any and all guarantees, extensions, renewals, replacements and modifications thereof (collectively, the "Leases"); and

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                                                                    EXHIBIT 10.3

     (b) all deposits (whether for security or otherwise), rents, issues, profits, revenues, royalties, accounts, rights, benefits and income of every nature of and from the Property, including, without limitation, minimum rents, additional rents, termination payments, forfeited security deposits, liquidated damages following default and all proceeds payable under any policy of insurance covering loss of rents resulting from untenantability due to destruction or damage to the Property, together with the immediate and continuing right to collect and receive the same, whether now due or hereafter becoming due, and together with all rights and claims of any kind that Assignor may have against any tenant, lessee or licensee under the Leases or against any other occupant of the Property (collectively, the "Rents").

     TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns, forever, and Assignor does hereby bind itself, its successors and assigns to WARRANT and FOREVER DEFEND the title to the Leases unto Assignee against every person whomsoever lawfully claiming or to claim the same or any part thereof.

     IT IS AGREED that, notwithstanding that this instrument is a present, absolute and executed assignment of the Rents and of the Leases and a present, absolute executed grant of the powers herein granted to Assignee, Assignor is hereby permitted, at the sufferance of Assignee and at its discretion, and is hereby granted a license by Assignee, to retain possession of the Leases and to collect and retain the Rents unless and until there shall be a default under the terms of any of the Loan Documents, which default has not been cured within any applicable grace or cure period. In the event of such uncured default, the aforementioned license granted to Assignor shall automatically terminate without notice to Assignor, and Assignee may thereafter, without taking possession of the Property, take possession of the Leases and collect the Rents. Further, from and after such termination, Assignor shall be the agent of Assignee in collection of the Rents, and any Rents so collected by Assignor shall be held in trust by Assignor for the sole and exclusive benefit of Assignee and Assignor shall, within one (1) business day after receipt of any Rents, pay the same to Assignee to be applied by Assignee as hereinafter set forth. Furthermore, from and after such uncured default and termination of the aforementioned license, Assignee shall have the right and authority, without any notice whatsoever to Assignor and without regard to the adequacy of the security therefor, to: (a) make application to a court of competent jurisdiction for appointment of a receiver for all or any part of the Property, as particularly set forth in the Security Deed, (b) manage and operate the Property, with full power to employ agents to manage the same; (c) demand, collect, receive and sue for the Rents, including those past due and unpaid; and (d) do all acts relating to such management of the Property, including, but not limited to, negotiation of new Leases, making adjustments of existing Leases, contracting and paying for repairs and replacements to the Improvements and to the fixtures, equipment and personal property located in the Improvements or used in any way in the operation, use and occupancy of the Property as in the sole subjective judgment and discretion of Assignee may be necessary to maintain the same in a tenantable condition, purchasing and paying for such additional furniture and equipment as in the sole subjective judgment of Assignee may be necessary to maintain a proper rental income from the Property, employing necessary

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                                                                    EXHIBIT 10.3

managers and other employees, purchasing fuel, providing utilities and paying for all other expenses incurred in the operation of the Property, maintaining adequate insurance coverage over hazards customarily insured against and paying the premiums therefor. Assignee may apply the Rents received by Assignor from the Property, after deducting the costs of collection thereof, including, without limitation, attorneys' fees and a management fee for any management agent so employed, against amounts expended for repairs, upkeep, maintenance, service, fuel, utilities, taxes, assessments, insurance premiums and such other expenses as Assignee incurs in connection with the operation of the Property and against interest, principal, required escrow deposits and other sums which have or which may become due, from time to time, under the terms of the Loan Documents, in such order or priority as to any of the items so mentioned as Assignee, in its sole reasonable discretion, may determine. The exercise by Assignee of the rights granted Assignee in this paragraph, and the collection of the Rents and the application thereof as herein provided, shall not be considered a waiver by Assignee of any default under the Loan Documents or prevent foreclosure of any liens on the Property nor shall such exercise make Assignee liable under any of the Leases, Assignee hereby expressly reserving all of its rights and privileges under the Security Deed and the other Loan Documents as fully as though this Assignment had not been entered into.

     Without limiting the rights granted hereinabove, in the event Assignor shall fail to make any payment or to perform any act required under the terms hereof and such failure shall not be cured within any applicable grace or cure period, then Assignee may, but shall not be obligated to, without prior notice to or demand on Assignor, and without releasing Assignor from any obligation hereof, make or perform the same in such manner and to such extent as Assignee may deem necessary to protect the security hereof, including specifically, without limitation, appearing in and defending any action or proceeding purporting to affect the security hereof or the rights or powers of Assignee, performing or discharging any obligation, covenant or agreement of Assignor under any of the Leases, and, in exercising any of such powers, paying all necessary costs and expenses, employing counsel and incurring and paying attorneys' fees. Any sum advanced or paid by Assignee for any such purpose, including, without limitation, attorneys' fees, together with interest thereon at the Default Interest Rate (as defined in the Note) from the date paid or advanced by Assignee until repaid by Assignor, shall immediately be due and payable to Assignee by Assignor on demand and shall be secured by the Security Deed and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note.

     IT IS FURTHER AGREED that this Assignment is made upon the following terms, covenants and conditions:

     1. This Assignment shall not operate to place responsibility for the control, care, management or repair of the Property upon Assignee, nor for the performance of any of the terms and conditions of any of the Leases, nor shall it operate to make Assignee responsible or liable for any waste committed on the Property by the tenants or any other party or for any dangerous or defective condition of the Property or for any negligence in the management,

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                                                                    EXHIBIT 10.3

upkeep, repair or control of the Property. Assignee shall not be liable for any loss sustained by Assignor resulting from Assignee's failure to let the Property or from any other act or omission of Assignee in managing the Property. Assignor shall and does hereby indemnify and hold Assignee harmless from and against any and all liability, loss, claim, demand or damage which may or might be incurred by reason of this Assignment, including, without limitation, claims or demands for security deposits from tenants of space in the Improvements deposited with Assignor, and from and against any and all claims and demands whatsoever which may be asserted against Assignee by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in any of the Leases. Should Assignee incur any liability by reason of this Assignment or in defense of any claim or demand for loss or damage as provided above, the amount thereof, including, without limitation, costs, expenses and attorneys' fees, together with interest thereof at the Default Interest Rate from the date paid or incurred by Assignee until repaid by Assignor, shall be immediately due and payable to Assignee by Assignor upon demand and shall be secured by the Security Deed and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note.

     2. This Assignment shall not be construed as making Assignee a mortgagee in possession.

     3. Assignee is obligated to account to Assignor only for such Rents as are actually collected or received by Assignee.

     4. Assignor hereby further presently and absolutely assigns to Assignee subject to the terms and provisions of this Assignment: (a) any award or other payment which Assignor may hereafter become entitled to receive with respect to any of the Leases as a result of or pursuant to any bankruptcy, insolvency or reorganization or similar proceedings involving the tenants under such Leases; and (b) any and all payments made by or on behalf of any tenant of any part of the Property in lieu of Rent. Assignor hereby irrevocably appoints Assignee as its attorney-in-fact to, from and after the occurrence of a default by Assignor hereunder or under any of the other Loan Documents which has not been cured within any applicable grace or cure period, appear in any such proceeding and to collect any such award or payment, which power of attorney is coupled with an interest by virtue of this Assignment and is irrevocable so long as any sums are outstanding under the loan evidenced by the Note.

     5.   Assignor represents, warrants and covenants to and for the benefit of
Assignee: (a) that Assignor now is (or with respect to any Leases not yet in existence, will be immediately upon the execution thereof) the absolute owner of the landlord's interest in the Leases, with full right and title to assign the same and the Rents due or to become due thereunder; (b) that, other than this Assignment and those assignments, if any, specifically permitted in the Security Deed, there are no outstanding assignments of the Leases or Rents; (c) that no Rents have been anticipated, discounted, released, waived, compromised or otherwise discharged except for prepayment of rent of not more than one (1) month prior to the accrual thereof; (d) that to the

                                                                    EXHIBIT 10.3

best of Assignor's knowledge and belief, there are no material defaults now existing under any of the Leases by the landlord or tenant, and there exists no state of facts which, with the giving of notice or lapse of time or both, would constitute a default under any of the Leases by the landlord or tenant, except as disclosed in writing to Assignee; (e) that Assignor has and shall duly and punctually observe and perform all covenants, conditions and agreements in the Leases on the part of the landlord to be observed and performed thereunder and
(f) the Leases are in full force and effect and are the valid and binding obligations of Assignor, and, to the knowledge of Assignor, are the valid and binding obligations of the tenants thereto.

     6. Assignor covenants and agrees that Assignor shall not, without the prior written consent of Assignee, which consent shall not be unreasonably withheld: (a) exclusive of security deposits, accept any payment of Rent or installments of Rent for more than one month in advance; (b) enter into any Lease having a term of less than six (6) months or in excess of one (1) year;
(c) cancel or terminate any Lease (other than for non-payment of Rent under) or materially amend or materially modify any Lease; (d) take or omit to take any action, right or option which would permit the tenant under any Lease to cancel or terminate said Lease; (e) anticipate, discount, release, waive, compromise or otherwise discharge any Rents payable or other obligations under the Leases; (f) further pledge, transfer, Security Deed or otherwise encumber or assign the Leases or future payments of Rents except as otherwise expressly permitted by the terms of the Security Deed or incur any material indebtedness, liability or other obligation to any tenant, lessee or licensee under the Leases; or (g) permit any Lease to become subordinate to any lien other than the lien of the Security Deed; provided, however, that Assignor may take any of the actions
               ------------------
described in subsection (c) or (e) above so long as such actions are taken by Assignor in the ordinary course of business and are consistent with sound customary leasing and management practices for similar properties.

     7. Assignor covenants and agrees that Assignor shall, at its sole cost and expense, appear in and defend any action or proceeding arising under, growing out of, or in any manner connected with the Leases or the obligations, duties or liabilities of the landlord or tenant thereunder, and shall pay on demand all costs and expenses, including, without limitation, attorneys' fees, which Assignee may incur in connection with Assignee's appearance, voluntary or otherwise, in any such action or proceeding, together with interest thereon at the Default Interest Rate from the date incurred by Assignee until repaid by Assignor.

     8. Upon an event of default or condition which, with the passage of time would constitute an event of default under any of the Loan Documents, Assignee may, at its option, notify any tenants or other parties of the existence of this Assignment. Assignor does hereby specifically authorize, instruct and direct each and every present and future tenant, lessee and licensee of the whole or any part of the Property to pay all unpaid and future Rents to Assignee upon receipt of demand from Assignee to so pay the same and Assignor hereby agrees that each such present and future tenant, lessee and licensee may rely upon such written demand from Assignee to so pay said Rents without any inquiry into whether there exists a default hereunder or under the other Loan Documents or whether Assignee is otherwise entitled to said Rents.

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                                                                    EXHIBIT 10.3

Assignor hereby waives any right, claim or demand which Assignor may now or hereafter have against any present or future tenant, lessee or licensee by reason of such payment of Rents to Assignee, and any such payment shall discharge such tenant's, lessee's or licensee's obligation to make such payment to Assignor.

     9. Assignee may take or release any security for the indebtedness evidenced by the Note, may release any party primarily or secondarily liable for the indebtedness evidenced by the Note, may grant extensions, renewals or indulgences with respect to the indebtedness evidenced by the Note and may apply any other security therefor held by it to the satisfaction of any indebtedness evidenced by the Note without prejudice to any of its rights hereunder.

     10. The acceptance of this Assignment and the collection of the Rents in the event Assignor's license is terminated, as referred to above, shall be without prejudice to Assignee. The rights of Assignee hereunder are cumulative and concurrent, may be pursued separately, successively or together and may be exercised as often as occasion therefor shall arise, it being agreed by Assignor that the exercise of any one or more of the rights provided for herein shall not be construed as a waiver of any of the other rights or remedies of Assignee, at law or in equity or otherwise, so long as any obligation under the Loan Documents remains unsatisfied.

     11. All rights of Assignee hereunder shall inure to the benefit of its successors and assigns; and all obligations of Assignor shall bind its successors and assigns and any subsequent owner of the Property. All rights of Assignee in, to and under this Assignment shall pass to and may be exercised by any assignee of such rights of Assignee. Assignor hereby agrees that if Assignee gives notice to Assignor of an assignment of said rights, upon such notice the liability of Assignor to the assignee of the Assignee shall be immediate and absolute. Assignor will not set up any claim against Assignee or any intervening assignee as a defense, counterclaim or setoff to any action brought by Assignee or any intervening assignee for any amounts due hereunder or for possession of or the exercise of rights with respect to the Leases or the Rents.

     12. It shall be a default hereunder (a) if any representation or warranty made herein by Assignor is determined by Assignee to have been false or misleading in any material respect at the time made, or (b) upon any failure by Assignor to comply with the provisions of Paragraph 6 above or (c) upon any failure by Assignor in the performance or observance of any other covenant or condition hereof and, to the extent such failure described in this subsection
(c) is susceptible of being cured, the continuance of such failure for thirty
(30) days after written notice thereof from Assignee to Assignor; provided,
                                                                  ---------
however, that if such default is susceptible of cure but such cure cannot be
- -------
accomplished with reasonable diligence within said period of time, and if Assignor commences to cure such default promptly after receipt of notice thereof from Assignee, and thereafter prosecutes the curing of such default with reasonable diligence, such period of time shall be extended for such period of time as may be necessary to cure such default with reasonable diligence, but not to exceed an additional sixty (60) days. Any such default not so cured shall be a default under each of the other Loan

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                                                                    EXHIBIT 10.3

Documents, entitling Assignee to exercise any or all rights and remedies available to Assignee under the terms hereof or of any or all of the other Loan Documents, and any default under any other Loan Document which is not cured within any applicable grace or cure period shall be deemed a default hereunder subject to no grace or cure period, entitling Assignee to exercise any or all rights provided for herein.

     13. Failure by Assignee to exercise any right which it may have hereunder shall not be deemed a waiver thereof unless so agreed in writing by Assignee, and the waiver by Assignee of any default hereunder shall not constitute a continuing waiver or a waiver of any other default or of the same default on any future occasion. No collection by Assignee of any Rents pursuant to this Assignment shall constitute or result in a waiver of any default then existing hereunder or under any of the other Loan Documents.

     14. If any provision under this Assignment or the application thereof to any entity, person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Assignment and the application of the provisions hereof to other entities, persons or circumstances shall not be affected thereby and shall be enforced to the fullest extent permitted by law.

     15. This Assignment may not be amended, modified or otherwise changed except by a written instrument duly executed by Assignor and Assignee.

     16. This Assignment shall be in full force and effect continuously from the date hereof to and until the Security Deed shall be released of record, and the release of the Security Deed shall, for all purposes, automatically terminate this Assignment and render this Assignment null and void and of no effect whatsoever.

     17. In case of a conflict between any provision of this Assignment and any provision of the other Loan Documents, the provision selected by Assignee in its sole subjective discretion shall prevail and be controlling.

     18. All notices, demands, requests or other communications to be sent by one party to the other hereunder or required by law shall be given and become effective as provided in the Security Deed.

     19. This Assignment shall be governed by and construed in accordance with the laws of the State of Georgia, except to the extent that any of such laws may now or hereafter be preempted by Federal law, in which case such Federal law shall so govern and be controlling.

     20. This Assignment may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page. Any signature page of this Assignment may be detached

                                                                    EXHIBIT 10.3

from any counterpart of this Assignment without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Assignment identical in form hereto but having attached to it one or more additional signature pages.

     21. In addition to, but not in lieu of, any other rights hereunder, Assignee shall have the right to institute suit and obtain a protective or mandatory injunction against Assignor to prevent a breach or default, or to reinforce the observance, of the agreements, covenants, terms and conditions contained herein, as well as the right to damages occasioned by any breach or default by Assignor.

     22. This Assignment shall continue and remain in full force and effect during any period of foreclosure with respect to the Property.

     23. Assignor hereby covenants and agrees that Assignee shall be entitled to all of the rights, remedies and benefits available by statute, at law, in equity or as a matter of practice for the enforcement and perfection of the intents and purposes hereof. Assignee shall, as a matter of absolute right, be entitled, upon application to a court of applicable jurisdiction, to the appointment of a receiver to obtain and secure the rights of Assignee hereunder and the benefits intended to be provided to Assignee hereunder.

     24. Notwithstanding anything to the contrary contained in this Assignment, the liability of Assignor and its general partners for the indebtedness secured hereby and for the performance of the other agreements, covenants and obligations contained herein and in the other Loan Documents shall be limited as set forth in Section 1.05 of the Note.

                                                                    EXHIBIT 10.3

     25. Notwithstanding anything to the contrary contained in this Assignment, in the event Assignor has an obligation to pay attorneys' fees or legal fees under this Assignment or any of the other Loan Documents, such obligation shall be in an amount equal to reasonable attorneys' fees actually incurred.

                                                                    EXHIBIT 10.3

     IN WITNESS WHEREOF, Assignor has executed this Assignment under seal as of the day and year first above written.

     Signed, sealed and delivered WASHINGTON TOWNE APARTMENTS, L.L.C., in the presence of a Georgia limited liability company


____________________                   By: Washington Towne, Inc.,
UNOFFICIAL WITNESS                     a Georgia corporation,
                                       Its: member

____________________                   By:____________________________
NOTARY PUBLIC                                Name:
                                             Its:
Executed this __ day of
 September, 1995.


My Commission Expires:
                                   Attest:____________________________
                                             Name:
                                             Its
(NOTARY SEAL)



                               (CORPORATE SEAL)

                                                                    EXHIBIT 10.3
                                   EXHIBIT A

                               LEGAL DESCRIPTION
                               -----------------

                                      11